*    Application to be filed with the Securities and Exchange
     Commission, pursuant to Exchange Act Rule 24b-2, for confidential treatment of certain portions of this exhibit.

                                                EXECUTION VERSION





                         AMENDMENT NO. 1

                       DATED MAY 19, 1995

                          By and Among

                 KREDITANSTALT FUR WIEDERAUFBAU
                             (as Agent and Lender)

                     COMMERZBANK AG, HAMBURG
                             (as Syndicate Agent)


                  COMMERZBANK AG (KIEL BRANCH)
                   DRESDNER BANK AG in HAMBURG
                    VEREINS- und WESTBANK AG
                     DEUTSCHE SCHIFFSBANK AG
              NORDDEUTSCHE LANDESBANK-GIROZENTRALE
           DEUTSCHE VERKEHRS-BANK AG (HAMBURG BRANCH)
             BANQUE INTERNATIONALE A LUXEMBOURG S.A.
                                  (as the Syndicate)

              THE CORPORATIONS LISTED IN SCHEDULE A

                               and

                 AMERICAN PRESIDENT LINES, LTD.

                               to

                         LOAN AGREEMENT

                      DATED MARCH 14, 1994







                          Loan Facility
             -in respect of the purchase financing-
                    six (6) container vessels
    three (3) contracted with Howaldtswerke-Deutsche Werft AG
          three (3) contracted with Daewoo Shipbuilding
                     & Heavy Machinery, Ltd.
     THIS AMENDMENT NO. 1 TO LOAN AGREEMENT is made this __ of May, 1995 by and among KREDITANSTALT FUR WIEDERAUFBAU, a public law Corporation incorporated in the Federal Republic of Germany, whose address is Palmengartenstrasse 5-9, D-60325 Frankfurt am Main ("KfW"); COMMERZBANK AG, Hamburg, a banking corporation incorporated in the Federal Republic of Germany whose address is Ness 7-9, D-20457 Hamburg (the "Syndicate Agent"); the banks listed in Schedule 1 which is attached hereto (each a "Syndicate Member" and, collectively, the "Syndicate"); each of the corporations listed in Schedule A hereto whose address is 1111 Broadway, Oakland, California 94607, and AMERICAN PRESIDENT LINES, LTD., a Delaware corporation, whose address is 1111 Broadway, Oakland, California 94607 ("APL").

                      W I T N E S S E T H:

     A. Reference is made to that certain Loan Agreement dated March 14, 1994 among KfW, the Syndicate Agent, the Syndicate and APL (the "Loan Agreement"). Capitalized terms used herein and not otherwise defined have the meanings provided therefor in the Loan Agreement as amended by this Amendment No. 1.

     B. The three (3) HDW Vessels will be named as follows: (i)
APL CHINA (Builder's Hull No. 297), (ii) APL JAPAN (Builder's
Hull No. 298) and (iii) APL THAILAND (BuilderOs Hull No. 299).

     C. The three (3) Daewoo Vessels will be named as follows:
(i) APL KOREA (Builder's Hull No. 4028), (ii) APL PHILIPPINES
(Builder's Hull No. 4033) and (iii) APL SINGAPORE (Builder's Hull
No. 4029).

     D. With respect to APL PHILIPPINES, APL desires to provide for the transfer of that Vessel, by way of a partial assignment of the Daewoo Shipbuilding Agreement (to the extent such Shipbuilding Agreement relates to APL PHILIPPINES), to APL M.V. Philippines, Ltd., a Delaware corporation and a wholly-owned Subsidiary of APL ("APL-Philippines"), such that APL-Philippines would acquire the Vessel directly from Daewoo, whereupon APL-Philippines would be the OTransfereeO with respect to that vessel hereunder.

     E. With respect to the Vessels other than APL PHILIPPINES, APL desires instead to provide:

          (1) for the partial assignment of the Vessels to five wholly-owned Subsidiaries of the Guarantor (each an "Original Owner" and, collectively, the "Original Owners"), of the appropriate Shipbuilding Agreement(in each case to the extent such Shipbuilding Agreement relates to the Vessel in question), as follows, such that each of the Original Owners would acquire its Vessel directly from HDW or Daewoo, as the case may be:

               (a)  APL CHINA to be Transferred to APL
          Newbuildings, Ltd., a Delaware corporation;

               (b)  APL JAPAN to be transferred to APL M.V.
          Japan, Ltd., a Delaware corporation;

               (c)  APL KOREA to be transferred to APL M.V.
          Korea, Ltd., a Delaware corporation;

               (d)  APL SINGAPORE to be transferred to APL M.V.
          Singapore, Ltd., a Delaware corporation; and

               (e)  APL THAILAND to be transferred to APL M.V.
          Thailand, Ltd., a Delaware corporation; and

     (2) thereafter, on each Delivery Date, following the acquisition of the Vessel in question by the appropriate Original Owner, for the transfer of such Vessel by such Original Owner to one of the following five wholly-owned Subsidiaries of APL pursuant to an Exchange Agreement dated the date hereof between the Original Owner and the Transferee of the Vessel (the "Exchange Agreement") (such Subsidiaries, together with APL Philippines, being referred to collectively as the "Transferees" and, individually, as a "Transferee"), whereupon the Transferee acquiring the Vessel in question would be the OTransfereeO with respect to that Vessel hereunder:

               (a) M.V. President Kennedy, Ltd., a Delaware corporation;
               (b)  M.V. President Adams, Ltd., a Delaware
                    corporation;
               (c) M.V. President Jackson, Ltd., a Delaware corporation;
               (d)  M.V. President Polk, Ltd., a Delaware
                    corporation; and
               (e)  M.V. President Truman, Ltd., a Delaware
                    corporation.

          F. Concurrently with the execution and delivery of this Amendment, APL, the Transferees and the Lenders are entering into an Amended and Restated Agreement to Acquire and Charter dated as of the date hereof, respecting, among other things, (i) the assignment of the Shipbuilding Agreements to the Original Owners and to APL-Philippines, (ii) the transfer of the Vessels to the Transferees as set forth in Recitals D and E above, (iii) each TransfereeOs liability for Vessel Indebtedness hereunder and
(iv) AFL's obligation to charter any Vessel transferred to a Transferee from such Transferee.

          G. Notwithstanding the intended Vessel transfers from the Transferor to APL-Philippines and the Original Owners stated in Recitals D and E above, APL shall retain the right under the Loan Agreement to take delivery itself of any of the Vessels from HDW or Daewoo, as the case may be, and to draw down the applicable Subportion.

          H.   As more particularly provided herein:

          (1) each of the Transferees, upon its execution of a Note hereunder: (a) if it acquires a Daewoo Vessel, will be jointly and severally liable as a co-Borrower, together with all of the other Transferees that have or thereafter shall execute a Note hereunder, for all Vessel Indebtedness respecting any or all of the Daewoo Vessels and the HDW Vessels, and (b) if it acquires an HDW Vessel, will be jointly and severally liable as a co-Borrower, together with all of the other Transferees that have or thereafter shall execute an HDW Note hereunder, for all Vessel Indebtedness respecting any or all of the HDW Vessels; and

          (2) each Transferee's obligation to repay Vessel Indebtedness under the Note executed by it or as a joint and several co-Borrower under the terms hereof shall be a non-recourse obligation, and shall be limited to such Transferee's interest in the Vessel acquired by it and the other assets and property covered by the Security Documents to which such Transferee is a party.

          I. Concurrently with the execution and delivery of this Amendment, the Guarantor will execute and deliver to the Lenders an Amended and Restated Guarantee, amending and restating in its entirety the Guarantee dated March 14, 1994, pursuant to which, as more particularly provided therein, the Guarantor will guarantee the obligations of APL and each of the Transferees, in each case under the Loan Agreement, as amended hereby, and the Security Documents to which it shall become a party.

          J. In light of the foregoing, KfW, the Syndicate Agent, the Syndicate, APL and the Transferees wish to make certain amendments to the Loan Agreement.

          NOW, THEREFORE, in consideration of the mutual agreements herein contained, the parties hereto agree as follows:

          Section 1. The following defined term is added to
Section 1 of the Loan Agreement:

          OTransfereesO means the following six (6) corporations:
               (1) M.V. President Kennedy, Ltd.; a Delaware corporation;
               (2)  M.V. President Adams, Ltd., a Delaware
                    corporation;
               (3) M.V. President Jackson, Ltd., a Delaware corporation;
               (4)  M.V. President Polk, Ltd., a Delaware
                    corporation;
               (5)  M.V. President Truman, Ltd., a Delaware
                    corporation; and
               (6)  APL M.V. Philippines, Ltd., a Delaware
                    corporation.

and "Transferee" means, in respect of any Vessel, the corporation named above that acquires that Vessel pursuant to an Exchange
Agreement or, in the case of APL PHILIPPINES, the Agreement to Acquire and Charter.

          This defined term shall supersede and replace the definition of "Transferee" contained in Section 1 of the Loan
Agreement.

          Section 2. The following definitions in Section 1 of the Loan Agreement are amended to read as follows:

        "Agreement to Acquire and Charter" means the Amended and Restated Agreement to Acquire and Charter dated May 19, 1995 among APL, KfW, the Syndicate Agent, the Syndicate Members and the Transferees respecting each Transferee's liability for the Vessel Indebtedness for any of the Vessels delivered to such Transferee and APL's obligation to charter any such Vessel from such Transferee, together with all Exhibits thereto.

          OBorrowerO shall have the following meanings:

               (i) Prior to any transfer of the Vessels pursuant to the Agreement to Acquire and Charter, APL shall be the Borrower; and

               (ii) From and after the acquisition of any Vessel by a Transferee pursuant to an Exchange Agreement or, in the case of APL PHILIPPINES, the Agreement to Acquire and Charter, the related Transferee shall be the Borrower with respect to all payment and performance obligations relating to Vessel Indebtedness of that Vessel (including but not limited to, Sections 2.02(d), 3, 4, 5, 6, 10, 11, 12 and 15.09 of this
          Agreement), and references to the Borrower in any of such Sections shall be construed to mean such related Transferee as Borrower, except that (x) references to the "Borrower" in Section 11.03 shall mean the Borrowers jointly and severally and (y) references to the "Borrower" in Section 12.01 shall mean any of the Borrowers. APL shall be the Borrower with respect to all other provisions of this Agreement (including but not limited to, Sections 8, 9 and 13.03).

          "Delivery Date" means, in respect of each Vessel, the date on which that Vessel is either delivered to and accepted by APL pursuant to the relevant Shipbuilding Agreement or ownership of that Vessel is acquired by a Transferee in accordance with an Exchange Agreement or, in the case of APL PHILIPPINES, the Agreement to Acquire and Charter.

          OGuaranteeO shall have the following meanings:

               (i) Prior to any transfer of the Vessels pursuant to the Agreement to Acquire and Charter, the "Guarantee" shall mean the Guarantee dated March 14, 1994 by the Guarantor guaranteeing APL's obligations under the Loan Agreement and the Security Documents to which it shall become a party substantially in the form of Appendix E; and

               (ii) From and after the transfer of any Vessel pursuant to the Agreement to Acquire and Charter, "Guarantee" shall mean the Amended and Restated Guarantee dated the first Delivery Date on which a Transferee shall acquire a Vessel by the Guarantor guaranteeing the obligations of APL and the Transferees, in each case under the Loan Agreement and the Security Documents to which it shall become a party, substantially in the form of Appendix E.

          "Loan Documents" means this Agreement, the Agreement to Acquire and Charter, each of the Notes, *, the HDW Security
Documents and the Daewoo Security Documents.

          "Obligors" means APL, the Transferees (as such or as Borrowers) and the Guarantor, and "Obligor" means any of them.

          "Operative Documents" shall mean the Loan Documents and the Charter Documents, collectively.

          "Vessel Indebtedness" means, in respect of the HDW Vessels and Daewoo Vessels, respectively, all sums owing, actually or contingently, by the related Borrowers, jointly and severally, to the relevant Lender(s) in respect of the Subportions which relates to such Vessels under this Agreement; whether by way of repayment of principal, payment of commitment commission, payment of interest or default interest, payment upon any indemnity, reimbursement for costs or otherwise howsoever).

          Section 3. Section 2.01(a) of the Loan Agreement is amended to read as follows:

2.01 The HDW Tranche (a) The HDW Subportion. Upon the terms and subject to the conditions set forth in this Agreement, KfW agrees to make available to APL or up to three of the Transferees (not including APL M.V. PHILIPPINES, Ltd.) as its Commitment up to three
          (3)advances (one per Transferee) on a joint and several liability basis in the aggregate principal amount of up to the lesser of (i) * or (ii) * of the Total Contract Price * of the three (3) HDW Vessels based on the Contract Price of each such Vessel calculated as of each VesselOs Delivery Date using the USD Exchange Rate (the OHDW TrancheO). Such maximum loan amounts may be reduced from time to time to take into account any reductions in the Contract Price of any HDW Vessel calculated using the USD Equivalent at the request of APL prior to delivery of the Vessel, but any reductions made in loan amounts shall not thereafter be eligible for borrowing. The joint and several obligation of each Borrower to repay each of the three (3) advances (the OHDW Subportions A-CO) under the HDW Tranche shall be evidenced by the HDW Notes. It is expressly understood and agreed that a Borrower shall have no right to receive, and KfW shall have no obligation to disburse, any amount in respect of any HDW Subportion greater than the lesser of (i) * or (ii) * of the * Contract Price of a Vessel calculated as of such Vessel's Delivery Date.

          Section 4. The second paragraph of Section 2.01(b) of the Loan Agreement is amended to read as follows:

               Not later than 11:00 a.m. (New York City time) on the Delivery Date, and upon the fulfillment of the conditions in Section 7 hereof, the Agent will make such HDW Subportion available to APL or the related Transferee, as the case may be, in same day funds at the account specified in the HDW Notice of Drawdown.

          Section 5. Section 2.02(a) of the Loan Agreement is amended to read as follows:

2.02           The Daewoo Tranche. (a) The Daewoo Subportions.
          Upon the terms and subject to the conditions set forth in this Agreement, each Syndicate Member agrees severally but not jointly, to make available to APL or up to three of the Transferees (including APL PHILIPPINES, Ltd.) on a joint and several liability basis as its Commitment up to three (3) advances (one per Transferee), which together with the advances made by the other Syndicate Members, shall be the lesser of
          (i) an aggregate principal amount of up to * or (ii) * of the Total Contract Price of the three Daewoo Vessels based on the Contract Price of each such Vessel (the "Daewoo Tranche"); provided, however, that the maximum Subportion in each case shall not exceed the sum of * of the Contract Price of each Daewoo Vessel as of its Delivery Date. Such maximum loan amounts may be reduced from time to time to take into account any reductions in such Contract Price at the request of APL, but any reductions made in loan amounts shall not thereafter be eligible for borrowing. The total amount of each Loan to be made available by each Syndicate Member in respect of a Daewoo Subportion shall not exceed at any time the Aggregate Amount for such Syndicate Member and shall be equal to such MemberOs Percentage Interest of the Daewoo Tranche. The joint and several obligation of each Borrower to repay each of the three advances (the "Daewoo Subportions A-C") under the Daewoo Tranche shall be evidenced by the Daewoo Notes. It is expressly understood and agreed that a Borrower shall have no right to receive, and no Syndicate Member shall have any obligation to disburse, any amount in respect of any Daewoo Subportion greater than such Member's Percentage Interest of the Contract Price for each Daewoo Vessel. The failure of any Syndicate Member to advance any amount which it is obligated to advance hereunder in respect of any Daewoo Subportion shall not relieve it or any other Syndicate Member of the obligation to make such advances, but no Syndicate Member or the Syndicate Agent shall be responsible for the failure of any other Syndicate Member to advance its Aggregate Amount to the Borrower in respect of any Daewoo Subportion.

          Section 6. Section 3.05(c) of the Loan Agreement to amended to read as follows:

               (c) The Agent shall, upon the written request of each Borrower, grant * of *. Such * will be calculated on an amount representing * of the * for any HDW Vessel on * equal semiannual installments of principal starting * following the Delivery Date of the related HDW Vessel. The terms and conditions with respect to such * are to be set forth in the * Agreement, which was executed and delivered on March 14, 1994 by the Agent and APL. In connection with the acquisition of an HDW Vessel by a Transferee the * payable in respect of the related subportion of the HDW Tranche and the other related rights and obligations under the * Agreement shall be automatically assigned to such Transferee, and such Transferee shall on the related Delivery Date execute and deliver a confirmation of such assignment in form and substance satisfactory to the Agent.

          Section 7. Sections 5.03 and 5.04 of the Loan Agreement are amended to read as follows:

5.03 *. (a) HDW *. Until the sixth anniversary of any Delivery Date and so long as no Event of Default and no Incipient Default shall have occurred and be continuing, any Transferee (which, for purposes of Section 5.03 and 5.04, shall include APL if it is then a Borrower in respect of an HDW Vessel) in respect of an HDW Vessel (an "HDW Transferee") may upon ten (10) Business Days' written notice to the Agent, * in respect of the related HDW Subportion in full, but no more than a total of * for the related Subportion of the HDW Tranche may be so *. The Agent, upon receipt of such HDW Transferee's notice, shall notify each relevant Holder as to the amount of * which each Holder shall cause to be noted on its Note or Notes. During years seven (7) through * running from the anniversary of such Delivery Date, an HDW Transferee may, upon giving such notice, so * for the related HDW Subportion equal to * for the related Subportion of HDW Tranche and the number of * taken by such HDW Transferee for that Subportion of the Tranche in the * period, so that if such HDW Transferee shall have opted for * in the * period, no * shall be allowed in the * period. All * so taken shall be aggregated as to principal amount and become due and payable at such time as the remaining final HDW * for the related Vessel shall become due and payable, whether at final maturity, or acceleration, prepayment, or otherwise. Notwithstanding anything stated herein to the contrary, the ability of each Borrower to exercise the * is further conditioned on the terms and conditions set forth in Section 5.04(d).

               (b) Daewoo *. Until the sixth anniversary of any Delivery Date and so long as no Event of Default or Incipient Default shall have occurred and be continuing, any Transferee (which, for purposes of Section 5.03 and 5.04, shall include APL if it is then a Borrower with respect of a Daewoo Vessel) in respect of a Daewoo Vessel (a "Daewoo Transferee") may, upon ten (10)) Business Days' written notice to the Syndicate Agent, * in respect of the related Daewoo Subportion in full (but no more than a total of * for the related Subportion of the Daewoo Tranche may be so *). The Syndicate Agent, upon receipt of such Daewoo Transferee's notice, shall notify each relevant Holder as to the amount of * which each Holder shall cause to be noted on its Note or Notes. During years seven (7) through * running from the anniversary of such Delivery Date, a Daewoo Transferee may, upon giving such notice, so * a number of Daewoo * for the related Daewoo Subportion equal to the * for the related Subportion of the Daewoo Tranche and the number of * taken by such Daewoo Transferee for that Subportion of the Tranche in the * period, so that if such Daewoo Transferee shall have opted for * in the * period, no * shall be allowed in the * period. All * so taken shall be aggregated as to principal amount and become due and payable at such time as the remaining final Daewoo * for the related Vessel shall become due and payable, whether at final maturity, or upon acceleration, prepayment, or otherwise.

               (c) The ability of each Daewoo Transferee to exercise the * provided for in Section 5.03(b) above is subject to the following additional conditions: (i) For the first * years following delivery of the related Vessel, each Daewoo Transferee may exercise up to * of the Daewoo * provided in Section 5.03(b) with respect to such Vessel provided above so long as the Guarantor shall maintain a senior unsecured credit rating of * or higher with Moody's Investors Service. If at any time during such * period the Guarantor does not maintain such ratings, then each Daewoo Transferee may exercise the number of Daewoo * permitted pursuant to Section 5.03(b) if at the time such * is to be taken, the fair market value of the Daewoo Vessel chosen for such * shall be at least * of the remaining principal amount of the Daewoo Subportion applicable to that Vessel (the "Value Test"); provided, however, if a Daewoo Transferee shall have exercised a * with respect to a Daewoo Vessel under such circumstances, then the next * which may be exercised by any Borrower shall relate to an HDW Vessel, and vice verse; and (ii) After the period of * years running from the Delivery Date of each Daewoo Vessel or after * shall have been exercised with respect to such Vessel, each Daewoo Transferee shall be required to observe the Value Test prior to exercising any further * with respect to such Daewoo Vessel, and it shall be a condition to the ability of any Daewoo Transferee to exercise any such further * that the Borrowers collectively shall continue to alternate future * between first Daewoo Vessels and then HDW Vessels, or vice versa. Any appraisals so required shall be made by an appraiser selected by the related Borrower and approved by the Syndicate Agent in its reasonable discretion with all appraisal fees to be paid by such Borrower. For purposes of this Section 5.03(c), the appraisal of any one Daewoo Vessel shall be applicable to any other Daewoo Vessel for a period of three (3) months after the date of any such appraisal.

               If at the end of any such * period the Guarantor's senior unsecured credit rating with Moody's Investors Service exceeds that specified in the preceding paragraph, then each Daewoo Transferee may continue for up to * to exercise * in respect of each Vessel without being required to satisfy the Value Test so long as the Guarantor shall maintain a higher credit rating than * with Moody's Investors Service during any such * year period.

5.04 Prepayment. (a) Voluntary Prepayment. Subject to no Event of Default, or Incipient Default, having occurred and being continuing, each Borrower may prepay at its option the outstanding principal amount of any Subportion, in accordance with Section 5.06 or 5.07, as applicable, in whole or in part, but any partial prepayment may be made only in inverse order of maturity; * on the date set for such repayment set forth below, together with (i) interest accrued thereon to such date; (ii) a prepayment commission of * of the principal amount of each such Subportion so prepaid in respect of any * Notes and/or * Notes during the period running from the Delivery Date of the related Vessel and ending on the sixth anniversary thereof with no such commission to be charged thereafter; and (iii) any amounts owed under Section 11 hereof, with respect to the Subportion being prepaid; provided that, unless the Agent or the Syndicate Agent, as the case may be, shall otherwise agree, partial prepayments may only be made in amounts aggregating not less than * or integral multiples thereof. If a Borrower shall elect to make any such optional prepayment, such Borrower shall deliver a notice conforming to the requirements of
          Section 15.04, at least ten (10) Business Days prior to the date it selects for such prepayment, to the Agent and the Syndicate Agent. If prepayment is made in respect of any Daewoo Subportion, the Commitment of each Syndicate Member shall be reduced pro rata by the amount of such prepayment, and each one of the Dollar amounts set forth in Schedule 3 hereto shall be reduced accordingly. Any notice of prepayment given as aforesaid shall be irrevocable and shall oblige the Borrower to make such prepayment on the date specified in the notice. Any Note or part thereof so prepaid may not be reissued.

               (b)  Mandatory Prepayment.

               (i) If an Event of Loss shall occur with respect to any Vessel after its delivery, the related Borrower shall give prompt written notice thereof to the Agent or the Syndicate Agent, as the case may be, and as soon as practicable thereafter, such Borrower shall give such parties written notice of the date on which all of the Notes pertaining to that Subportion shall be redeemed (the "Redemption Date"), which date shall be a Business Day and shall be not earlier than ten (10) Business Days after the date notice of the Redemption Date is given and not later than the one hundred eightieth (180th) day after the date of such Event of Loss; provided, however, that for purposes of a requisition of use, confiscation, seizure or forfeiture of such Vessel as set forth in clause (iv) of the definition for "Event of Loss," the Redemption Date shall be no later than the sixtieth (60th) day after the date of such Event of Loss.

               (ii) On the Redemption Date, the Borrower shall
                    pay to the Agent or the Syndicate Agent, as the case may be, funds equal to the (x) principal amount outstanding under the relevant Subportion plus interest accrued thereon, and (y) any amounts owed under
                    Section 11 hereof, with respect to the
                    Subportion relating to the Vessel having suffered an Event of Loss.

               (iii)     All monies received under this Section
                    5.04(b) prior to the Redemption Date by the Agent, the Syndicate Agent or any Lender shall be credited against the payment obligations of the Borrower under Section 5.04(b)(ii) hereof.

               (iv) Subject to no Event of Default, or Incipient
                    Default, having occurred and being
                    continuing, if any of the Lenders receives any proceeds from insurance or compensation as to such Event of Loss, in excess of the payment obligations to it of the Borrower under Section 5.04(b)(ii) hereof, the balance of such proceeds shall be paid to the Borrower.

              (c) Release of Mortgage After Prepayment. Upon prepayment by the Borrower of any HDW or Daewoo Subportion in full, the Agent and/or the Syndicate Agent, as the case may be, shall release the Mortgage(s) on the Vessel relating to such Subportion so long as no Event of Default or Incipient Default shall have then occurred and be continuing. All costs and expenses reasonably incurred by the Agent, the Syndicate Agent and any Lender (excluding any legal fees and expenses by any Lender other than the Agent or the Syndicate Agent) in connection with such release and discharge of such Mortgage(s), including, but not limited to, any indemnity payments set forth in Section 11 hereof then due and payable, shall be for the account of, and payable by, the related Borrower.

              (d) Prepayment of HDW *. The HDW Transferees collectively shall be required from time to time to prepay as many of its HDW * as may be necessary so that the number of outstanding HDW * does not exceed * times the number of Daewoo Vessels covered by Second Mortgages. The HDW * to be prepaid in accordance with this Section 5.04(d) shall be paid in the order to be determined by the Borrowers and be prepaid in accordance with this Section 5.04.

              In addition to the provisions set forth in Section 5.03(a), HDW Transferees' ability to take HDW * is further conditioned upon: (i) until the sixth anniversary of any Delivery Date and so long as no Event of Default and no Incipient Default shall have occurred and be continuing, the total number of HDW * which may be * may at no time exceed * times the aggregate number of Daewoo Vessels then covered by Second Mortgages in favor of the Agent; and (ii) during years seven (7) through * running from the anniversary of such Delivery Date, the HDW Transferees collectively may * up to that number of HDW * which equals * times the number of Daewoo Vessels with Second Mortgages in favor of the Agent, and (iii) if and so long as the number of outstanding HDW * is equal to or more than * times the number of Daewoo Vessels with such Second Mortgages, then no further HDW * may be taken. If there is any inconsistency between this Section 5.04(d) and the provisions of Section 5.03(a), then the terms set forth herein shall control.

          Section 8. Section 7 of the Loan Agreement is amended to read as follows:

7.             CONDITIONS PRECEDENT TO ADVANCE
          Each Lender's obligation to make its part of the HDW and the Daewoo Subportions available to APL or the related Transferee on each Delivery Date is expressly conditioned upon the following preconditions being satisfied and upon receipt by the Agent or the Syndicate Agent, as the case may be, of the following documents and evidence, as the case may be, on or before a closing to be held on the Delivery Date at the offices of Height, Gardener, Poor & Havens, 195 Broadway, New York, New York 10007, or at such other place as may be agreed upon by the Borrower, the Agent and the Syndicate Agent:

               (a) Each of APL, such Transferee and the Guarantor shall be a corporation duly organized and existing in good standing under the laws of the jurisdiction of its incorporation; each of APL, such Transferee and the Guarantor shall have full corporate power and authority to own its assets, conduct its business as then being conducted, and enter into and consummate the transactions contemplated hereby and by the other Loan Documents and Charter Documents to which it is a party, and the Agent or the Syndicate Agent, as the case may be, shall have received (i) a certified copy of the certificate of incorporation of each of APL, such Transferee and the Guarantor, (ii) a certificate of the Secretary of each of APL, such Transferee and the Guarantor attaching the minutes or resolutions of its Board of Directors authorizing the transactions contemplated herein, (iii) a certificate from the Secretary of each of APL, such Transferee and the Guarantor or evidencing the authority of the persons executing the Loan Documents and Charter Documents, to which it is a party, to execute and deliver such Loan Documents and Charter Documents and such Obligor to perform under the Loan Documents and Charter Documents to which it is a party, and (iv) a certificate of good standing as to each of APL, such Transferee and the Guarantor, all in form and substance reasonably satisfactory to the Agent or the Syndicate Agent, as the case may be, and its special counsel;

               (b) not less than five (5) days (or such shorter period as the Agent or the Syndicate Agent, as the case may be, may agree) before the proposed date for the making of each such Subportion, the Agent or the Syndicate Agent, as the case may be, shall have received an HDW or a Daewoo Notice of Drawdown, as the case may be, from APL and the Transferee if it is to be the owner of the related Vessel;

               (c) no Event of Default shall have occurred and be continuing and no Incipient Default shall have occurred and be continuing and APL, the related Transferee and the Guarantor shall provide an officer's certificate to such effect in form and substance reasonably satisfactory to the Agent or the Syndicate Agent, as the case may be, and its special counsel;

               (d) there shall not have occurred any material adverse change in the financial condition of any of APL, the related Transferee or the Guarantor which in the reasonable opinion of the Agent and/or the Syndicate Agent would materially and adversely affect the ability of (x) the Transferees and the Borrowers, individually and collectively to perform its obligations as to the repayment of the Facility by the installments together with interests thereon herein set out or to perform any of their respective obligations under the Loan Agreement, the Charter Documents and the Security Documents to which any of them is or will become a party, or (y) the Guarantor to perform its obligations under the Guarantee;

               (e) all representations and warranties of each of the Obligors contained in this Agreement, the Charter Documents and each of the Loan Documents to which each of them is, respectively, a party being true and correct in all material respects on that Delivery Date, except insofar as they relate exclusively to an earlier date, and each Obligor shall provide officer's certificates confirming such matters;

               (f) all governmental and other consents, licenses, approvals and authorizations, if any, required with respect to the performance of APL, the related Transferee and the Guarantor under the Loan Documents and Charter Documents to which it is a party shall have been obtained and shall not have been revoked and, if requested by the Agent or the Syndicate Agent or its special counsel, true and complete copies of any of the same shall be provided;

               (g) all Uniform Commercial Code financing statements or other document necessary, or reasonably requested by the Agent or the Syndicate Agent, to perfect its security interests under any of the Security Documents in the United States of America, the Republic of The Marshall Islands or any other relevant jurisdiction;

               (h) certificate of APL or the related Transferee that it has delivered to each of the Agent and the Syndicate Agent a complete copy of the relevant Shipbuilding Agreement to the relevant Vessel including any subsequent amendments or supplements thereto not previously furnished;

               (i) copies of the Bill of Sale and the Builder's
          Commercial Invoice and the Builder's Certificate to the relevant Vessel from HDW or Daewoo, as the case may be;

               (j) all fees under Section 13 hereof accrued and due to the relevant Lenders have been paid in full and confirmation from HDW or Daewoo, as the case may be, of payment as to all amounts then due under the relevant Shipbuilding Contract as to the Vessel being delivered;

               (k) (x) if the Vessel is to be transferred to a Transferee pursuant to an Exchange Agreement or, in the case of APL PHILIPPINES, the Agreement to Acquire and Charter, then evidence that such Vessel is duly registered in the name and ownership of the Transferee under the law and flag of the Republic of The Marshall Islands, free of registered liens except the relevant Mortgage(s); and (y) if the Vessel is not to be transferred to the Transferee, then evidence that such Vessel is duly registered in the name and ownership of APL under the laws and flag of its registry, free of registered liens except the relevant Mortgage(s); provided that, notwithstanding anything to the contrary in this Loan Agreement or any other Loan Document, any Vessel may be initially documented upon its Delivery Date under the laws and flag of the United States, if written notice of the intention to so document such Vessel is given to the Agent or the Syndicate Agent, as the case may be, not less than sixty (60) days prior to such Delivery Date, and the parties hereto shall make such changes to the Loan Documents and take such action (including, but not limited to, the selection of an approved trustee to act as mortgagee for the relevant Lenders and appropriate modification of the Loan Documents) which are consistent with the Loan Documents and which such parties may reasonably deem necessary to effectuate this proviso clause, and provided further that, notwithstanding anything to the contrary in this Loan Agreement or any other Loan Document, APL may, prior to the Delivery Date of such Vessel, assign the related HDW Shipbuilding Agreement or Daewoo Shipbuilding Agreement, as the case may be, to the extent the same relates to such Vessel, to the Transferee;

               (l) each Loan Document and Charter Document, in respect of such Vessel duly executed, delivered and, where appropriate, registered or recorded (together with any documents to be executed pursuant to the terms thereof, including without limitation, notices of the Assignment(s) of Insurances);

               (m) unless the mortgagor under the related mortgage is not the party accepting delivery under the Shipbuilding Agreement, confirmation from HDW or Daewoo, as the case may be, in the form set forth in
          Schedule 5-A or 5-B, respectively;

               (n) confirmation from the Borrower in the form set forth in Schedules 5-C or 5-D, as the case may be;

               (o) Protocol of Delivery and Acceptance of the relevant Vessel as required under the related Shipbuilding Agreement, and, if the mortgagor under the related mortgage is not the party accepting delivery under the Shiphuilding Agreement, a certificate of acceptance executed by the related Transferee;

               (p) an independent broker's report, in form and substance reasonably satisfactory to the Agent or the Syndicate Agent, as the case may be, describing all insurance then carried and maintained with respect to the Vessel and the expiration date thereof, together with certificates of insurance in accordance with
          Section 29(f)(i) of the Vessel's Mortgage(s), including a written confirmation from such broker in a form and substance reasonably satisfactory to the Agent or the Syndicate Agent, as the case may be, that such insurance complies with the terms of Section 29 of the Vessel's Mortgage(s);

               (q) Interim class certificate (dated not more than then (10) days prior to the relevant Delivery
          Date) evidencing chat such Vessel is in class and classed in the highest classification for vessels of the same age and type by the Classification Society;

               (r) copies of all documents to be delivered by HDW or Daewoo, as the case may be, under Article 17(a)(ii) of the relevant Shipbuilding Agreement;

               (s) each of the Lenders shall have received executed originals of the opinions set forth as Schedules 4A and 4B hereto as well as such other opinions from such counsel as each Lender shall reasonably request and each of the Lenders shall have received from its special counsel, Haight, Gardner, Poor & Havens, a favorable opinion, in form and substance satisfactory to the Lenders, as to such matters incident to the transactions contemplated hereby as any such Lender may reasonably request; and

               (t) if the Vessel is to be transferred to a Transferee pursuant to the Agreement to Acquire and Charter, then all conditions precedent to such Transferee's obligations on the related Delivery Date set forth in Section 3 of the Agreement to Acquire and Charter shall have been satisfied.

          Section 9. The following new Sections 2.03 and 2.04 are hereby added to the Loan Agreement, immediately following Section
2.02 thereof:

2.03 Joint and Several Liability. Notwithstanding anything herein or in any other Loan Document to the contrary, each of the Transferees agrees that, upon its execution of a Note: (i) if the Transferee acquires a Daewoo Vessel, it shall be jointly and severally, directly and primarily liable as a co-Borrower, together with all of the other Transferees that have or thereafter shall execute a Note hereunder, for payment in full of all Vessel Indebtedness respecting any or all of the Daewoo Vessels and the HDW Vessels, and (ii) if the Transferee acquires an HDW Vessel, it shall be jointly and severally, directly and primarily liable as a co-Borrower, together with all of the other Transferees that have or thereafter shall execute an HDW Note hereunder for payment in full of all Vessel Indebtedness respecting any or all of the HDW Vessels. In order to evidence its joint and several liability, each Transferee agrees that, on the related Delivery Date, it shall execute an endorsement to then outstanding Notes upon which it is jointly and severally liable. The liability of each Transferee shall be independent of the duties, obligations and liabilities of each and all of the other joint and several Transferees. The Lenders (subject to the provisions hereof) may bring a separate action or actions on each, any or all of the Vessel Indebtedness against each, any or all of the Transferees liable therefor hereunder, whether action is brought against any other or all of such Transferees, or any one or more of the Transferees is or is not joined therein.

2.04 Nonrecourse Liability. Notwithstanding anything herein, in the Notes or in any other Loan Document to the contrary, the Lenders agree that they will look solely to the assets and property covered by the Security Documents (collectively, the "Recourse Assets") for all amounts coming due from the Transferees (or any Transferee) hereunder, under the Notes or under any of the other Loan Documents, and for the performance of all covenants, agreements and obligations and for the breach of representations and warranties or covenants of the Transferees (or any Transferee) hereunder or under the Notes or any of the other Loan Documents, or under any certificate or other documents executed and delivered by any Transferee as contemplated by the Loan Documents, and, therefore, notwithstanding anything contained in any of the aforesaid documents, no judgment or recourse (except a judgment against the Recourse Assets or any of them) shall be sought or enforced for the payment or performance of the Transferees' (or any Transferee's) obligations under this Agreement, the Notes, any other Loan Document or any such other certificate or document: (a) against any Transferee in its individual or personal capacity, other than in connection with the enforcement of remedies against the Recourse Assets or (b) against any assets or property of any Transferee other than the Recourse Assets; provided, however, that nothing in this Section shall (x) limit or otherwise prejudice in any way the rights of the Lenders to proceed against the Guarantor under the Guarantee or (y) constitute or be deemed to be a release of the obligations secured by, or impair the enforceability of, the liens, mortgage interests or other security interests created by the Security Documents, or to restrict the remedies available to the Lenders to realize upon the Security Documents or enforce the Guarantee.

Section 10. Section 12.02(a) of the Loan Agreement is amended to read as follows:

               (a) any Obligor fails to pay to the Agent or the Syndicate Agent, as the case may be, on the due date for payment thereof in the currency and in the manner specified herein or therein any sum of principal, interest, commission or fees payable by the Borrower under the terms of this Agreement or under any of the Notes and such default remains unremedied for three (3) Business Days after the due date; or

          Section 11. Sections 12.02(d) and (e) of the Loan
Agreement are amended to read as follows:

               (d) any of the Obligors is in breach in the performance or observance of any other terms or conditions of this Agreement or in any of the Loan Documents, the Charter Documents or the Security Documents (other than the Mortgage(s) to which any of them is a party (not being a default which falls within paragraphs (a), (b) or (c) of this Section) and if it is capable of being remedied such breach is not remedied within thirty (30) days after receipt by the Borrower of notice of such breach from the Agent or the Syndicate Agent, as the case may be; provided, however, that an Event of Default under Section 24(a)(i) of the Charter caused by the failure of the Charterer to pay Additional Charter Hire shall not be an Event of Default under this Agreement; or

               (e) there occurs any event which constitutes an Event of Default under any Mortgage on any Vessel under any of the Charters; or

          Section 12. Appendix A-1A, Appendix A-1B, Appendix A-2A and Appendix A-2B of the Loan Agreement (forms of Notes) are each amended and restated as set forth in Exhibits A-1, A-2, A-3 and A-4 hereto, respectively.

          Section 13. Appendix B-1 and Appendix B-2 of the Loan Agreement (forms of Mortgages) are each amended by (i) replacing the existing recitals B and C with the following recitals B, C and D (and changing recitals D and E to E and F, respectively):


             B. This Mortgage is granted to secure certain obligations of the Borrower under that certain Loan Agreement dated March 14, 1994, as amended by Amendment No.1 thereto, dated May 19, 1995, among American President Lines, Ltd. ("APL"), the Borrower, the other Transferees, the Mortgagee and other lenders (the "Loan Agreement"; terms used herein without definition shall have the respective meanings provided in the Loan Agreement) (a copy of which without Exhibits is attached hereto as Exhibit A).

             C. The Mortgagee has agreed to make loans with respect to three (3) vessels [insert names and official numbers], including the Vessel, one of which is to be owned by the Borrower, pursuant to the Loan Agreement and that certain Amended and Restated Agreement to Acquire and Charter, dated May 19, 1995, among APL, the Borrower, the other Transferees, the Mortgagee and the other Lenders named therein (a copy of which is attached hereto as Exhibit A-1), such loans to be in an aggregate amount not to exceed _____________ United States Dollars (USD _______________)
    (collectively, the "Loans"). The total amount of the Loans is or shall be evidenced by the [HDW] [Daewoo] Notes. The portion of the Loans relating to the acquisition of the Vessel is in the principal amount of United States Dollars (USD ), which portion is evidenced by the specific [HDW] [Daewoo] Notes dated May 19, 1995 (the "[HDW] [Daewoo Notes"), (a form of which without Exhibits is attached hereto as Exhibit B), and in order to induce the Mortgagee to make the Loans, the Borrower has agreed to grant this Mortgage to the Mortgagee to secure the [HDW] [Daewoo] Notes and the Borrower's joint and several liability under the Loan Agreement for the repayment of the remaining [HDW] [Daewoo] Notes issued or to be issued by APL or any remaining Transferee and the other obligations stated in paragraph D below with respect to the acquisition of the other [HDW] [Daewoo] Vessels other than the Vessel.

             D. The term "Obligations" shall mean all of the obligations of the Borrower to pay any amount to the Mortgagee under this Mortgage, the [HDW] [Daewoo] __________ Notes and the Loan Agreement insofar as it relates to the [HDW] [Daewoo] Tranche Loans (including, without limitation, the Borrower's joint and several liability under the Loan Agreement for the repayment of the remaining [HDW] [Daewoo] Notes), whether by reason of reimbursement, interest, indemnity or for any other reasons whatsoever.

and (ii) adding the following paragraph after clause (55):

             (56) Notwithstanding anything herein, in the [HDW] [Daewoo]__________ Notes or in any other Loan Document to the contrary, by acceptance of this Mortgage, the Mortgagee agrees that it will look solely to the Vessel and the other assets and property covered by this Mortgage and the other [HDW] [Daewoo] Security Documents (collectively, the "Recourse Assets") for all amounts coming due from the Borrower under this Mortgage, the [HDW] [Daewoo] _____ Notes or any other Loan Documents, and for the performance of all covenants, agreements and obligations and for the breach of representations and warranties or covenants of the Borrower hereunder or under the [HDW] [Daewoo] _____ Notes or any of the other Loan Documents, or under any certificate or other documents executed and delivered by the Borrower as contemplated by the Loan Documents, and, therefore, notwithstanding anything contained in any of the aforesaid documents, no judgment or recourse (except a judgment against the Recourse Assets or any of them) shall be sought or enforced for the payment or performance of the Borrower's obligations under this Mortgage, the [HDW] [Daewoo] _____ Notes, any other Loan Document or any such other certificate or document: (a) against the Borrower in its individual or personal capacity, other than in connection with the enforcement of remedies against the Recourse Assets or
    (b)against any assets or property of the Borrower other than the Recourse Assets; provided, however, that nothing in this paragraph shall (x) limit or otherwise prejudice in any way the rights of the Mortgagee to proceed against the Guarantor under the Guarantee, or (y) constitute or be deemed to be a release of the obligations secured by, or impair the enforceability of, the liens, mortgage interests or other security interests created by the [HDW] [Daewoo] Security Documents, or to restrict the remedies available to the Mortgagee to realize upon the [HDW] [Daewoo] Security Documents or enforce the Guarantee.

          Section 14. Appendix E of the Loan Agreement (form of
Guarantee) is amended and restated as set forth in Exhibit B hereto.

          Section 15. Schedules 4A and 4B of the Loan Agreement
(forms of legal opinions) are amended and restated as set forth in Exhibits C-1 and C-2 hereto, respectively.

          Section 16. This Amendment No. 1 shall be governed by and construed in accordance with laws of the State of New York
(other than the law of the State of New York governing choice of law).

          Section 17. Each Transferee hereby submits itself to New York jurisdiction and agrees to observe and perform the agreements and covenants and shall have the rights contained in
Section 15.08 of the Loan Agreement, the provisions of which are hereby incorporated herein by reference, to the same extent and under the same terms and conditions so provided in said Section 15.08.

          Section 18. Except as amended by this Amendment No. 1, all other terms, conditions and covenants of the Loan Agreement are hereby confirmed by the parties hereto and remain unchanged and in full force and effect. From and after the date hereof, all references to the Loan Agreement (i) in the Loan Agreement (including references therein to "this Agreement", "hereof" and "hereunder"), and (ii) in any of the other Loan Documents, shall be deemed to be references to the Loan Agreement as amended by this Amendment No. 1.

          Section 19. This Amendment No. 1 may be executed in separate counterparts, each of which, when executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.
          IN WITNESS WHEREOF, The parties have caused this

Amendment No. 1 to be duly executed by their respective officers as the day and year first above written.



                         KREDITANSTALT FUR WIEDERAUFBAU


                         /s/
                         By:
                         Title:


                         COMMERZBANK AG, HAMBURG


                         /s/
                         By:
                         Title:


                         /s/
                         By:
                         Title:


                         COMMERZBANK AG (KIEL BRANCH)


                         /s/
                         By:
                         Title:


                         /s/
                         By:
                         Title:







      [Signature Page to Amendment No. 1 to Loan Agreement]